                                                                    Exhibit 3.31

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

E Z Express Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of E Z Express Corp. be amended by changing the Name Article thereof so that, as amended, said Article shall be and read as follows:

                            Sys-tems LogistiX, Inc.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said E Z Express, Corp., has caused this certificate to be signed by Gwenna Wootress, its Corporate Secretary, this 6th day of June, 2003.

                                                             /s/ Gwenna Wootress
                                            ------------------------------------
                                        By: Gwenna Wootress, Corporate Secretary

     IN WITNESS WHEREOF, said EZ Express, Corp., has caused this certificate to be signed by Gwenna Wootress, its Secretary, this 50/th/ day of May, 2003.


                                             /s/ Gwenna Wootress
                                             ---------------------

                                         By: Gwenna Wootress Corporate Secretary
                                             -----------------------------------
                                                                      (Title)

*Any authorized officer of the Chairman or Vice-Chairman of the Board of Directors may execute this certificate.